UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53651	20-2760722
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

210 West Spring Street, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 1, 2009 we entered into a Toll Processing Agreement (the “September Toll Agreement”) with REG Marketing & Logistics Group, LLC (“REG Marketing”), a subsidiary of Renewable Energy Group, Inc., that documented our toll processing of feedstock into biodiesel for the account of REG Marketing during the month of September 2009.  In addition, on October 1, 2009 we entered into a Toll Processing Agreement (the “October Toll Agreement”) with REG Marketing that provides for us to process feedstock into biodiesel for the account of REG Marketing during the month of October 2009.   REG Marketing is not obligated under either agreement to request us to produce any minimum amount of biodiesel under the agreement.  We are paid a tolling fee for any biodiesel produced under the agreements and the amount of the fee varies based on the amount of biodiesel produced.  Copies of the September Toll Agreement and October Toll Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of the September Toll Agreement and October Toll Agreement are qualified in their entirety by reference to the full text of those agreements.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Toll Processing Agreement by and between Blackhawk Biofuels, LLC and REG Marketing & Logistics Group, LLC dated October 1, 2009(1)

10.2	Toll Processing Agreement by and between Blackhawk Biofuels, LLC and REG Marketing & Logistics Group, LLC dated October 1, 2009(1)

(1)  Certain material has been omitted from this exhibit in accordance with a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted material has been filed separately with the Commission.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: October 6, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)